                                                                    EXHIBIT 12.1


                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                         FOR FIVE PREVIOUS FISCAL YEARS

                                                                                             THREE
                                                                                          MONTHS ENDED   YEAR ENDED
                                                     YEAR ENDED DECEMBER 31,              DECEMBER 31,  SEPTEMBER 30,
                                          ----------------------------------------------  ------------  -------------
                                            2001         2000        1999         1998        1997          1997
                                          --------     --------     -------     --------     -------      --------
                                                           (IN THOUSANDS, EXCEPT RATIO AMOUNTS)
Income before income taxes and
  extraordinary gain.................     $542,282     $226,707     $45,629     $199,981     $62,616      $182,410
(Subtract) Add (earnings) loss from
  unconsolidated affiliates, net of
  dividends..........................      (26,386)     (21,540)        343          305          25          (450)
Add amortization of capitalized
  interest...........................          768          661         526          516          85           319
Add fixed charges as
  adjusted (from below)..............       63,774       37,655      31,165       16,040       4,107        16,980
                                          --------     --------     -------     --------     -------      --------
       Earnings......................     $580,438     $243,483     $77,663     $216,842     $66,833      $199,259
                                          --------     --------     -------     --------     -------      --------
Fixed charges:
  Interest expense:
    Interest on indebtedness.........     $ 22,921     $ 28,122     $30,088     $ 14,974     $ 3,858      $ 15,993
    Capitalized......................        1,609        2,021         154        2,648         297         1,191
  Amortization of debt
     related costs(1)................       37,801        7,248         307          489         121           527
  Interest portion of rental
    expense..........................        3,052        2,285         770          577         128           460
                                          --------     --------     -------     --------     -------      --------
  Fixed charges before adjustments...       65,383       39,676      31,319       18,688       4,404        18,171
  Less capitalized interest..........       (1,609)      (2,021)       (154)      (2,648)       (297)       (1,191)
                                          --------     --------     -------     --------     -------      --------
  Fixed charges as adjusted..........     $ 63,774     $ 37,655     $31,165     $ 16,040     $ 4,107      $ 16,980
                                          --------     --------     -------     --------     -------      --------
Ratio (earnings divided by fixed
  charges before adjustments)........         8.88         6.14        2.48        11.60       15.18         10.97
                                          --------     --------     -------     --------     -------      --------

---------------

(1) Includes deferred financing, discount and premium amortization

                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

            FOR THREE MONTHS ENDED MARCH 31, 2002 AND MARCH 31, 2001

                                                   THREE
                                               MONTHS ENDED
                                                 MARCH 31,
                                            --------------------
                                             2002         2001
                                            -------     --------
                                               (IN THOUSANDS,
                                            EXCEPT RATIO AMOUNTS)
Income before income taxes
  and extraordinary gain...............     $56,392     $134,093
(Subtract) Add (earnings) loss from
  unconsolidated affiliates, net of
  dividends............................      (8,767)     (10,247)
Add amortization of capitalized
  interest.............................         197          192
Add fixed charges as
  adjusted (from below)................      15,380       13,302
                                            -------     --------
       Earnings........................     $63,202     $137,340
                                            -------     --------
Fixed charges:
  Interest expense:
     Interest on indebtedness..........     $ 5,755     $  5,814
     Capitalized.......................         319          318
  Amortization of debt
    related costs(1)...................       8,860        6,650
  Interest portion of rental expense...         765          838
                                            -------     --------
  Fixed charges before adjustments.....      15,699       13,620
  Less capitalized interest............        (319)        (318)
                                            -------     --------
  Fixed charges as adjusted............     $15,380     $ 13,302
                                            -------     --------
Ratio (earnings divided by fixed
  charges before adjustments)..........        4.03        10.08
                                            -------     --------

---------------

(1) Includes deferred financing, discount and premium amortization